AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF SUBSIDIARY

This Agreement of Conveyance, Transfer and Assignment of Subsidiary ("Transfer and Assumption Agreement") is made as of March 14, 2024, by Resonate Blends, Inc., a Nevada corporation ("Assignor"), Resonate Blends, LLC, a California limited liability company Entourage Labs, LLC, a California limited liability company (Resonate Blends, LLC and Entourage Labs, LLC hereinafter referred to collectively as, the "Subsidiary"), and Geoffrey Selzer, an individual residing in California ("Assignee").

WHEREAS, Assignor owns a 100% interest in the Subsidiary; and

WHEREAS, through the Subsidiary, Assignor has been engaged in cannabis operations in California; and

WHEREAS, this Transfer and Assumption Agreement is entered into in conjunction with a change-in-control transaction of Assignor and incoming management has determined that intends to abandon the business of Subsidiary in favor of other business plans; and

WHEREAS, Assignor desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Assignor, all of the issued and outstanding stock and any other form of ownership interest in the Subsidiary, and, in connection therewith, Assignee has agreed to accept the transfer of such stock of the Subsidiary, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. **Assignment** of Subsidiary.

1.1 Assignment of Subsidiary. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Assignor and Subsidiary, Assignor does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and his successors and assigns, all of Assignor's capital stock and any other form of ownership interest in Subsidiary. In exchange, Assignee agrees to assume the Liabilities, indemnify Assignor, and provide a release to Assignor with respect to any and all employment claims and advances made in Assignor through the date of this Transfer and Assumption Agreement.

1.2 Proceeds From Future Sale of Subsidiary. If Assignee shall sell the Subsidiary within one year from the date of this Agreement, Assignor shall be entitled to 20% of the proceeds of such sale. If Assignee shall sell the Subsidiary after the one-year anniversary of this Agreement, but before the expiration of two years from the date of this Agreement, Assignor shall be entitled to 10% of the proceeds of such sale. In no event shall Assignor be entitled to any proceeds from the sale of the Subsidiary after two years from the date of this Agreement.

1.3 Obligations of Assignee. Notwithstanding the assignment in Section 1.1, Assignee understands that Assignor is a reporting company and has ongoing obligations to file financial statements with the Securities and Exchange Commission ("SEC"), accessible by shareholders and investors of Assignor. As such, Assignee agrees to provide all financial materials and

supporting materials needed for Assignor to fulfill its filing obligations with the SEC. In addition, Assignee agrees not to make any oral or written statements or otherwise take any action that is intended or may reasonably be expected to disparage the reputation, business, prospects or operations of Assignor. Assignee shall pay the reasonable attorney's fees of Assignor in the pursuit of any litigation needed to enforce the provisions of this Section 1.2. In any such action, Assignee and Assignor agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Assignor irreparable harm. Accordingly, the parties hereto agree that Assignor may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Assignor shall not be precluded from seeking or obtaining any other relief to which it may be entitled. Assignor and Assignee further agree that Assignor shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. Assignee and Assignor acknowledge that in the absence of a waiver, a bond or undertaking may be required of Assignor by a court of competent jurisdiction. Assignee and Assignor hereby waive any such requirement of such a bond or undertaking to the fullest extent permitted by law. The covenants in this Section 1.2 shall survive for a period of three years from the execution of this Agreement.

Section 2. **Assumption; Indemnity; Release.**

2.1 **Assumed Liabilities**. As of the date hereof, Subsidiary and Assignee hereby assume and agree to pay, perform and discharge, fully and completely, all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or un-accrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Subsidiary (the "Liabilities").

2.2 **Indemnity**. Assignee and Subsidiary shall indemnify and hold harmless the Assignor for any loss, liability, claim, damage, or expense arising from or in connection with any claim relating to or arising out of any Liabilities.

2.3 **Release**. Except for the obligations set forth in this Agreement, Assignee hereby releases, remises, acquits and forever discharges Assignor and its related or controlled entities, and all of their directors, officers, members, managers, partners, employees, servants, attorneys, assigns, heirs, successors, agents and representatives, past and present, and the respective successors, executors, administrators and any legal and personal representatives of each of the foregoing, and each of them, from any and all claims, demands, actions, causes of action, debts, liabilities, rights, contracts, obligations, duties, damages, costs, expenses or losses, of every kind and nature whatsoever, and by whomever asserted, whether at this time known or suspected, or unknown or unsuspected, anticipated or unanticipated, direct or indirect, fixed or contingent, or which may presently exist or which may hereafter arise or become known, in law or in equity, in the nature of an administrative proceeding or otherwise, for or by reason of any event, transaction, matter or cause whatsoever, with respect to, in connection with or arising out of

Assignee's employment with Assignor, for any monies advanced to Assignor, and claims that may be asserted by Assignee against Assignor through the date of this Transfer and Assumption Agreement. It is understood by the parties that the facts with respect to which the foregoing release is given may hereafter turn out to be other than or different from the facts now known to a party or the parties or believed by a party or the parties to be true, and each party therefore expressly assumes the risk of the facts turning out to be so different and agrees that the foregoing release shall be in all respects effective and not subject to termination or rescission by any such difference in facts.

Section 3. **Headings**. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Transfer and Assumption Agreement.

Section 4. **Governing Law and Venue.** This Agreement shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. The parties agree that the exclusive venue of any action, suit, counterclaim or cross claim arising under, out of, or in connection with this Agreement shall be the state or federal courts in Clark County, Nevada. The parties hereby consent to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

Section 5. **Waiver of Right to Trial by Jury. Each of the parties hereto hereby waives any right to trial by jury of any claim, demand, action or cause of action (a) arising under this agreement or any other instrument, document or agreement executed or delivered in connection herewith or therewith, or (b) in any way connected with or related or incidental to the dealings of the parties hereto or any of them in respect to this agreement. Each of the parties hereto represents that it has reviewed this waiver and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. Each of the parties hereto agrees that the other may file a copy of this agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.**

Section 6 **Understanding of Agreement.** The parties each acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. As such, the parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

Signature Page Follows

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

Resonate Blends, Inc.

DocuSigned by:

By: ______________________
2086A8884359492...

David Thielen, CFO

Resonate Blends, LLC

DocuSigned by:

By: Geoffrey Selzer
D84467 3A8884DC...

Geoffrey Selzer, Manager

Entourage Labs, LLC

DocuSigned by:

By: Geoffrey Selzer
D84467 3A8884DC...

Geoffrey Selzer, Manager

Assignee

DocuSigned by:

Geoffrey Selzer
D84467 3A8884DC...

Geoffrey Selzer